SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report:  December 5, 1997


                           Allegiant Technologies Inc.
             (Exact Name of Registrant as specified in its charter)


  Washington                  333-07727                98-0138706
(State of Incorporation) (Commission File Number)  (IRS Identification No.)


                1500-609 Granville Street, Vancouver B.C. V7Y 1G5
               (Address of Principal Executive Office Postal Code)


                                 (604) 687-0888
               (Registrant's telephone number including area code)

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Item 4.  Changes in Registrant's Certifying Accountants

On December 5, 1997, Ernst & Young LLP ("Ernst & Young") resigned as independent auditors of Allegiant Technologies Inc. (the "Registrant").

None of Ernst & Young's  reports on the  Registrant's  financial  statements for either of the last two years contained an adverse opinion or disclaimer of opinion, nor were their opinions qualified or modified as to audit scope or accounting principles. Their report on the Registrant's financial statements for the year ended December 31, 1996 did contain an explanatory paragraph regarding a going concern uncertainty. During the Registrant's last two fiscal years and the subsequent interim period through December 5, 1997, there were no disagreements with Ernst & Young, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Ernst & Young's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports, nor were there any reportable events of the type requiring disclosure under Item 304(a)(l)(v) of Regulation S-K.

On December 5, 1997, the Registrant engaged Moss Adams LLP ("Moss Adams") as independent accountants. During the two most recent fiscal years and through December 5, 1997, the Registrant has not consulted with Moss Adams regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event of the type requiring disclosure under
Item 304(a)(l)(v)of Regulation S-K.

Item 7.           Financial Statements and Exhibits

       (c) Exhibits.  Letter re: Changes in Certifying Accountants

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      ALLEGIANT TECHNOLOGIES INC.



Date:  December 12, 1997       By:   /s/ William D. McCartney
                                   ----------------------------
                                   William D. McCartney
                                   Director